                                                                    EXHIBIT 21.1

                       LIST OF REGISTRANT'S SUBSIDIARIES

NAME                                                                      FEDERAL ID NUMBER
----------------------------------------------------------------------  ----------------------
PATHWAY DESIGN, INC.                                                          04-2780945
MICROFILM PUBLISHING COMPANY                                                  52-0893118
IA ACQUISITION CORPORATION                                                    77-0440943